Exhibit 10.11

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT is made effective as of March 19, 2020 (the “Agreement”), between Harbor Custom Development, Inc., a Washington corporation (the “Company”) and Larry Swets (“Director”).

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available to serve on the board of directors of the Company (the “Board”); and

WHEREAS, the Company believes that Director possesses the necessary qualifications and abilities to serve as a director of the Company and to perform the functions and meet the Company’s needs related to its Board, and

WHEREAS, Director meets the definition of “independent” set forth in NASDAQ Rule 5605(a)(2).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Service as Director. Upon election by the shareholders of the Company and in accordance with the Company’s bylaws, Director will serve as a director of the Company and perform all duties as a director of the Company, including without limitation (a) attending meetings of the Board, (b) serving on one or more committees of the Board (each a “Committee”) and attending meetings of each Committee of which Director is a member, and (c) using reasonable efforts to promote the business of the Company. In fulfilling his responsibilities as a director of the Company, Director agrees that he shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

2. Initial Compensation and Expenses.

(a) Board Compensation. For agreeing to serve as a director to the Company as a director, the Director will be entitled to 75,000 options of common stock of the Company (the “Shares”), according to the Company’s stock option plan, at the exercise price of $1.00 per share.

(b) Expenses. Upon submission of appropriate receipts, invoices or vouchers as may be reasonably required by the Company, the Company will reimburse Director for all reasonable out-of-pocket expenses incurred in connection with the performance of Director’s duties under this Agreement.

(c) Other Benefits. The Board (or its designated Committee) may from time to time authorize additional compensation and benefits for Director, including additional compensation for service as chairman of a Committee and awards under any stock incentive, stock option, stock compensation, or long-term incentive plan of the Company that may be established.

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3. Director and Officer Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

4. Confidentiality. Subject to exceptions mutually agreed upon by the parties to this Agreement in advance and in writing, the terms and conditions of this Agreement shall remain confidential and protected from disclosure except as required by law in connection with any registration or filing, in relation to a lawful subpoena, or as may be necessary for purposes of disclosure to accountants, financial advisors or other experts, who shall be made aware of and agree to be bound by the confidentiality provisions hereof. The Director agrees that it will use the Confidential Information only in connection with his duties as a Director of the Company not for any other purpose. The Confidential Information shall be held in confidence by Director and shall not be disclosed to any other person without the prior written consent of the Company. Notwithstanding the foregoing, Director may disclose Confidential Information to the extent that: (i) disclosure is required by law, regulation or legal process or by request from any governmental agency or other regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction); or (ii) the information is or becomes publicly available, other than as a result of a breach of this Agreement. “Confidential Information” shall mean all information about the Company not generally known outside the Company and may include without limitation such documents as business plans, source code, documentation, financial analysis, marketing plans, customer names, customer lists, customer data, contracts and other business information, including any prospective acquisition target entity(ies), existing or prospective customers, clients, investors or other third parties with whom the Company seeks to enter into a relationship with.

5. Limitation of Liability; Right to Indemnification. Director shall be entitled to limitations of liability and the right to indemnification against expenses and damages in connection with claims against Director relating to his service to the Company to the fullest extent permitted by the Company’s Bylaws (as such documents may be amended from time to time), the Revised Code of Washington, and other applicable law.

6. Securities Law Representations of Director. In connection with the issuance of the Shares, Director represents and warrants to Company as follows:

(a) Director acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (“Rule 144”) and that the certificates evidencing the Shares will include this legend:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

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(b) Director further acknowledges that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless Director obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(c) Director has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Company of the size contemplated. Director represents that Director is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. Director has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Director has deemed appropriate.

(d) Director is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Director, either alone or with Director’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Director is capable of evaluating the merits and risks of an investment in the Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Director’s own interests in connection with Director’s proposed investment in the Shares.

(e) Director is acquiring the Shares solely for Director’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(f) Director will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Director must bear the economic risk of Director’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

7. Amendments and Waiver. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any provision of this Agreement on a particular occasion will be deemed or will constitute a waiver of that provision on a subsequent occasion or a waiver of any other provision of this Agreement.

8. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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9. Severability. The provisions of this Agreement are severable, and any provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect will not affect the validity or enforceability of any other provision of this Agreement.

10. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Washington applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws. Any action to arising from this Agreement shall be brought solely in the state and Federal courts located in the County of Pierce in the State of Washington.

11. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

12. Miscellaneous. This Agreement may be executed by the Company and Director in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature will promptly forward to the other party an original signature page by overnight courier. Director acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his service as a director for any period of time.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.

COMPANY		DIRECTOR

Harbor Custom Development, Inc.		Larry Swets

	/s /Sterling Griffin		/s/ Larry Swets
BY:	Sterling Griffin	BY:	Larry Swets
ITS:	President

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